                                                                   Exhibit 10.10

                       SEPARATION AND CONSULTING AGREEMENT

      THIS SEPARATION AND CONSULTING AGREEMENT ("Agreement") is made and entered into as of September 18, 2000, by and between James H. Chamberlain ("Executive"), and BioSource International, Inc., a Delaware Corporation, and its parent, successors, predecessors, affiliates and related entities (the "Company").

                                    RECITALS

      A. Executive's employment with the Company will be terminated effective with Executive's resignation on the date that Russell Hays commences his employment as President and Chief Executive Officer of the Company (the "Effective Date"), and from and after the Effective Date, Executive will continue to serve as a consultant to the Company, as set forth herein.

      B. Executive and the Company want to settle fully and finally all potential differences or differences between them, including all potential differences or differences which arise out of or relate to Executive's employment or resignation of employment with the Company.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Executive and the Company understand and agree as follows:

      1.    Executive's Resignation of All Positions With the Company.
            ---------------------------------------------------------

            (a) Executive hereby resigns any and all of his positions as an officer of employee with the Company as of the Effective Date. These positions include President, Chief Executive Officer and Board of Director of the Company.

            (b) From and after the Effective Date, Executive agrees to make himself available from time to time to consult with the Company under the direction of Russell Hays and other Company personnel. Mr. Chamberlain's consulting duties shall include: (i) attending meetings and making introductions on behalf of Mr. Hays and others to analysts and others in the financial community; (ii) attending meetings and making introductions on behalf of Mr. Hays and others to the Company's distributors, suppliers, vendors and other similar parties; (iii) discussing with Mr. Hays and others the historic operations of the Company; and (iv) generally facilitating during the term of this Agreement an orderly transition to the new management team led by Mr. Hays.

      2.    Severance By the Company, Continuing Salary and Medical Benefits;
            ----------------------------------------------------------------
            Consulting Fees.
            ---------------

            (a) The Company agrees that provided that at least eight days have elapsed between the Company's receipt of an original executed copy of this Agreement and the Effective Date, and provided that Executive has not revoked the release contained in Section 6(c) of this Agreement, it will: (i) continue
                         ------------
paying Executive's current base salary, as it is set forth in Section 3.1 of
                                                              -----------
Executive's employment agreement with the Company dated January 2, 1998 (the "Employment

Agreement"), less all applicable deductions/withholdings, for a period of eighteen (18) months following the Effective Date; (ii) pay Executive a pro-rated (January 1, 2000 through the Effective Date) "Bonus," as that term is defined in Section 3.2 of the Employment Agreement, less all applicable
           -----------
deductions/withholdings in the amount of $75,000 on the Effective Date; (iii) provide payment for Executive's continuation of his employment benefits, as defined in Sections 3.4, 3.5 and 3.6 of the Employment Agreement, and for the
           -------------------------
extension of the applicable exercise period of under any stock option agreement between Executive and the Company (but not in excess of the term of any such option agreement), in each case for a period of eighteen (18) months following the Effective Date; and (iv) pay to Executive the sum of $1,000.00 per month as a consulting fee for a period of eighteen (18) months following the Effective Date. After this eighteen-month period, Executive may continue the medical coverage granted under Section 3.5 of the Employment Agreement through the
                       -----------
provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). Executive's base salary and bonus payments under this Agreement shall be paid in the same manner and at the same times the Company pays base salaries and bonuses to other executive officers of the Company.

            (b) The Company agrees that its receivable from Executive shall be converted to a Term Loan pursuant to the terms and conditions of the Form of Promissory Note attached to this Agreement as Exhibit A, which provide, among
                                              ---------
other things, that such note shall continue to bear interest at the rate of 5.9%, payable quarterly in arrears, and all principal shall become payable upon the earlier to occur of (i) the fifth anniversary of the Effective Date, and
(ii) the date upon which Executive sells Common Stock of the Company having an aggregate market value of in excess of $2,000,000.

            (c) The Company agrees to indemnify and hold Executive harmless from and against any liability that Executive may suffer as a result of the lender, the Small Business Administration (under its loan guarantee program) or the California Statewide Development Corp. asserting any claim against Executive in connection with Executive's guarantee of the Company's mortgages on the property located at 820 Flynn Road, Camarillo, California.

            (d) Executive acknowledges that upon execution of this Agreement, the terms described in this Section 2 shall constitute full and complete
                            ---------
satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and/or his resignation from that employment and that in the absence of this Agreement, Executive would not be entitled to some or all of such payments.

      3.    Non-Admission of Discrimination or Wrongdoing.
            ---------------------------------------------

            (a) This Agreement is entered into as a compromise of disputed claims, and thus, the parties hereto expressly recognize that the making of this Agreement shall not in any way be construed as an admission that the Company or any individual has any liability to or acted wrongfully in any way with respect to Executive or any other person. The Company specifically denies that it has any liability to or that it has done any wrongful, harassing and/or discriminatory acts against Executive or any other person on the part of itself, or its subsidiaries, affiliates, predecessors, successors, officers, employees or agents.

            (b) Executive understands and agrees that he has not suffered any discrimination in terms, conditions or privileges of his employment based on age, race, gender, religious creed, color, national origin, ancestry, physical disability, mental disability, medication condition, marital status, sexual orientation and/or sexual or racial harassment. Executive understands and agrees that he has no claim for employment discrimination under any legal or factual theory.

      4.    Company Trade Secrets, Confidential Information and Property.
            ------------------------------------------------------------

            (a) Executive agrees that he has had access to trade secrets and other proprietary and confidential information pertaining to the Company. Executive agrees that the provisions contained in Sections 5, 6, 7. 8 and 9 of the Employment Agreement shall remain in full force and effect.

      5.    No Lawsuits or Claims.
            ---------------------

            Executive promises never to file a lawsuit, administrative complaint, or charge of any kind with any court, governmental or administrative agency or arbitrator against the Company or its officers, directors, agents or employees, asserting any claims that are released in this Agreement. Executive represents and agrees that, prior to signing this Agreement, he has not filed or pursued any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against the Company or its officers, directors, agents or employees, asserting any claims that are released in this Agreement.

      6.    Complete Release.
            ----------------

            (a) In consideration of the covenants and promises contained herein and subject to the consideration set forth above in Section 2, Executive hereby
                                                    ---------
knowingly and voluntarily releases, absolves and discharges the Company and, as applicable, its partners, attorneys, agents, officers, administrators, directors, employees, affiliates, representatives, and/or assigns and successors, past and present (collectively the "Releasees") from all rights, claims, demands, obligations, damages, losses, causes of action and suits of all kinds and descriptions, legal and equitable, known and unknown, that Executive may have or ever have had against the Releasees from the beginning of time to the date of execution of this Agreement, including, but not limited to, any such rights, claims, demands, obligations, damages, losses, causes of action and suits arising out of, during or relating to Executive's employment and/or his resignation therefrom. The matters that are the subject of the releases referred to in this paragraph shall be referred to collectively as the "Released Matters." This includes, but is not limited to, claims for employment discrimination, wrongful termination, constructive termination, violation of public policy, breach of any express or implied contract, breach of any implied covenant, fraud, intentional or negligent misrepresentation, emotional distress, or any other claims relating to Executive's relationship with the Company.

            (b) Executive acknowledges and agrees that this Agreement represents a compromise of known and unknown, asserted and unasserted, and actual and potential claims, and that neither this Agreement nor any compliance herewith or consideration given pursuant hereto, shall be construed as an admission by the Company of any liability whatsoever, including, but not limited to, any liability for any violation by the Company of any right of Executive or of any person arising under any law, statute, duty, contract, covenant, or order, or any liability for any act of age discrimination or other impermissible form of harassment or discrimination by the Company against Executive or any other person, as prohibited by any state or federal statute or common law, including, but not limited to: (i) Title VII of the Civil Rights Act of 1964, 42 U.S.C.(S) 2000e; (ii) the

Americans With Disabilities Act, 42 U.S.C. (S)(S) 12101 et seq.; (iii) the Age Discrimination in Employment Act, 29 U.S.C. (S)(S) 623 et seq.; (iv) the Family and Medical Leave Act; 29 U.S.C. (S)(S) 2611 et seq.; (v) the California Fair Employment and Housing Act; Cal. Gov't Codes (S) 12940 et seq.; (vi) the California Workers' Compensation Act; Cal. Lab. Code(S)(S) 3600 et seq.; (vii) the Fair Labor Standards Act; 29 U.S.C. (S)(S) 201 et seq.; (viii) the Consolidated Omnibus Budget Reconciliation Act of 1985; 42 U.S.C. (S)(S) 201 et seq.; (ix) Executive Order 11141 (age discrimination); (x) Section 503 of the Rehabilitation Act of 1973; 29 U.S.C. (S) 701 et. seq.; (xi) the Employee Retirement Income Security Act of 1974, 29 U.S.C.(S)(S) 1001 et seq.; and (xii) the laws established by the California Division of Labor Standards Enforcement, e.g., Cal. Lab. Codes (S)(S) 200-272, and that all such liability is expressly disputed and denied.

            (c) Executive further understands and acknowledges that:

                  (1) this Agreement constitutes a voluntary waiver of any and all rights and claims he has against the Releasees as of the date of the execution of this Agreement, including rights or claims arising under the Federal Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. (S)(S) 621 et seq., as amended by the Older Workers' Benefit Protection Act of 1990, except for any allegation that a breach of this Act occurred following the Effective Date;

                  (2) he has waived rights or claims pursuant to this Agreement in exchange for consideration, the value of which exceeds the payment or remuneration to which he was already entitled;

                  (3) he is hereby advised that he may consult with an attorney of his choosing concerning this Agreement prior to executing it;

                  (4) he has been afforded a period of at least twenty-one (21) days to consider the terms of this Agreement, and in the event he should decide to execute this Agreement in fewer than twenty-one days, he has done so with the express understanding that he has been given and declined the opportunity to consider this Agreement for a full twenty-one days; and

                  (5) he may revoke this Section 6(c) of the Agreement at any time during the seven (7) days following the date of execution of this Agreement, and this Section 6(c) of the Agreement shall not become effective or enforceable until such revocation period has expired. Executive further understands and acknowledges that he may revoke only Section 6(c) of this Agreement as it relates to any claim pursuant to the Federal Age Discrimination in Employment Act, and that such revocation, if any, will not affect the effectiveness or enforceability of any other of the Released Matters as they are described in Section 6(c).

      7.    Unknown Claims.
            --------------

            Executive acknowledges that there is a risk that subsequent to the execution of this Agreement, he will incur or suffer damage, loss or injury to persons or property that is in some way caused by or connected with Executive's employment or his resignation therefrom, but that is unknown or unanticipated at the time of the execution of this Agreement. Executive does hereby specifically assume such risk and agrees that this Agreement and the releases contained herein shall and do apply to all unknown or unanticipated results of any and all matters caused by or connected with Executive's employment or his resignation therefrom, as well as those currently known or anticipated. Accordingly, Executive acknowledges that he has read the provisions of California Civil Code Section 1542, which provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor."

and that he expressly waives, relinquishes and forfeits all rights and benefits accorded by the provisions of California Civil Code Section 1542, and furthermore waives any rights that he might have to invoke said provisions now or in the future with respect to the Released Matters.

      8.    Ownership of Claims.
            -------------------

            Executive represents and warrants that no portion of any of the Released Matters and no portion of any recovery or settlement to which Executive might be entitled has been assigned or transferred to any other person, firm, entity or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Releasees or any of them because of any such purported assignment, subrogation or transfer, Executive agrees to indemnify and hold harmless the Releasee(s) against such claim, action, suit or demand, including necessary expenses of investigation, attorneys' fees and costs.

      9.    Assumption of Risk; Investigation of Facts.
            ------------------------------------------

            (a) Executive hereby expressly assumes the risk of any mistake of fact or that the true facts might be other than or different from the facts now known or believed to exist, and it is Executive's express intention to forever settle, adjust and compromise any and all disputes between and among him and the Releasees, finally and forever, and without regard to who may or may not have been correct in their respective understandings of the facts or the law relating thereto.

            (b) In making and executing this Agreement, Executive represents and warrants that he has made such investigation of the facts and the law pertaining to the matters described in this Agreement as he deems necessary, and Executive has not relied upon any statement or representation, oral or written, made by any other party to this Agreement with regard to any of the facts involved in any dispute or possible dispute between the parties hereto, or with regard to any of his rights or asserted rights, or with regard to the advisability of making and executing this Agreement.

      10.   No Representations.
            ------------------

            Executive represents and agrees that no promises, statements or inducements have been made to him, which caused him to sign this Agreement other than those expressly stated in this Agreement.

      11.   Non-Disparagement.
            -----------------

            Executive agrees that he will refrain from taking actions or making statements, written or oral, which disparage or defame the goodwill or reputation of the Company, and/or its directors, officers, executives and employees or which could adversely affect the morale of other employees of the Company and that Executive shall not demean or disparage the Company in any communications or other dealings with any existing or potential employees, customers, vendors and/or stockholders.

      12.   Successors.
            ----------

            This Agreement shall be binding upon Executive and upon his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Company and to its administrators, representatives, executors, successors and assigns.

      13.   Arbitration.
            -----------

            (a) Any claim or controversy arising out of or relating to this Agreement or any breach thereof between Executive and the Company shall be submitted to arbitration in Los Angeles County, California, before an experienced employment arbitrator licensed to practice law in California and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association, as the exclusive remedy for such claim or controversy. Either party desiring to arbitrate shall give written notice to the other party within a reasonable period of time after the party becomes aware of the need for arbitration. The decision of the arbitrator shall be final and binding. Judgment on any award rendered by such arbitrator may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party shall receive an award of costs and expenses related to the arbitration, including attorneys' fees. The fees and costs of the arbitrator and the cost of any record or transcript of the arbitration shall be borne by the losing party.

            (b) Should Executive or the Company institute any legal action or administrative proceeding with respect to any claim waived by this Agreement or pursue any dispute or matter covered by this paragraph by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses and attorneys' fees incurred as a result of such action.

      14.   Tender of Severance Payments as a Condition to Challenge This
            -------------------------------------------------------------
            Agreement
            ---------

            Should Executive attempt to challenge the enforceability of this Agreement, as a further limitation on any right to make such a challenge, Executive shall initially submit to the Company the total proceeds provided to him in connection with this Agreement plus interest at the standard statutory rate, and invite the Company to retain such monies and agree with Executive to cancel this Agreement. In the event the Company accepts this offer, the Company shall retain such monies and this Agreement shall be canceled. In the event the Company does not accept such offer, the Company shall so notify Executive and shall place such monies into an interest-bearing escrow account pending resolution of the dispute between Executive and the Company as to whether this Agreement shall be set aside and/or otherwise rendered unenforceable.

      15.   Consultation With Counsel; Reasonable Time to Consider Agreement;
            ----------------------------------------------------------------
            Voluntary Participation in This Agreement.
            -----------------------------------------

            Executive represents and agrees that he has been advised of the opportunity to review this Agreement with an attorney, that he has had the opportunity to thoroughly discuss all aspects of his rights and this Agreement with an attorney to the extent Executive elected to do so, that he has carefully read and fully understands all of the provisions of this Agreement, that he has been given a reasonable period of time to consider signing this Agreement, and that he is voluntarily entering into this Agreement.

      16.   Severability And Governing Law.
            ------------------------------

            (a) Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

            (b) This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of California, without regard to the conflicts of laws principles thereof.

      17.   Entire Agreement.
            ----------------

            This Agreement constitutes the entire agreement between and among the parties pertaining to the subject matter hereof and the final, complete and exclusive expression of the terms and conditions of their agreement. Any and all prior agreements, representations, negotiations and understandings made by the parties, oral and written, express or implied, are hereby superseded and merged herein.

      18.   Execution In Counterparts.
            -------------------------

            This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

      19.   Attorneys' Fees.
            ---------------

            In any action or other proceeding to enforce rights hereunder, the prevailing party shall receive an award of costs and expenses related to such proceeding, including attorneys' fees.

      20.   Cooperativeness.
            ---------------

            All parties have cooperated in the drafting and preparation of this Agreement, and it shall not be construed more favorably for or against any party.

                                    EXECUTIVE:


                                    /s/ James H. Chamberlain
                                    --------------------------------
                                    JAMES H. CHAMBERLAIN


                                    BIOSOURCE INTERNATIONAL, INC.


                                    By: /s/ Russell D. Hays
                                       --------------------------------
                                          RUSSELL D. HAYS
                                    Its: Chief Executive Officer

                             Form of Promissory Note
                             -----------------------

$350,000
Los Angeles, California                                       September 18, 2000

      FOR VALUE RECEIVED, James H. Chamberlain ("Obligor"), promises to pay to the order of BioSource International, Inc. ("Holder"), at Camarillo, California, or such other place as may be designated from time to time by Obligee in writing, the principal sum of Three Hundred and Fifty Thousand Dollars ($350,000), with interest on the unpaid principal from the date hereof at the rate of five and nine tenths percent (5.9%) per annum. Interest shall be paid quarterly in arrears on or before the last day of each calendar quarter. All unpaid principal and interest shall be due and payable on the earlier to occur of (i) the fifth anniversary of the Effective Date, and (ii) the date upon which Executive sells Common Stock of the Company in one or more transactions having an aggregate market value of in excess of $2,000,000.

      Obligor and all endorsers hereof hereby expressly waive presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for the payment or payments of any part of this Note may be extended without releasing or otherwise affecting Obligor's liability on this Note.

      Obligor may prepay this Note at any time without penalty. If any amount under this Note is not paid when due, Obligor promises to pay all costs of collection and reasonable attorneys' fees incurred by the holder hereof on account of such collection.

      This Note shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to conflict of laws principles.

      IN WITNESS WHEREOF, the undersigned has executed this Note on the day and date first set forth above.

                                          OBLIGOR:


                                          _____________________________
                                          JAMES H. CHAMBERLAIN